FOR IMMEDIATE RELEASE

VAN BUREN, ARKANSAS October 19, 2006

USA Truck, Inc. (NASDAQ: USAK) today announced the promotion of J. Rodney Mills to Vice President, Safety and General Counsel. Mr. Mills has served as our internal legal counsel since 2004 and he provided various legal services for us in his capacity as a partner with the law firm of Hardin, Jesson & Terry PLLC for 14 years prior to his employment with us. He is a 1990 honors graduate of the University of Arkansas School of Law and a member of the Arkansas and Oklahoma Bar Associations.

Mr. Mills will be an executive officer and will head a newly formed operating department. The new department will combine safety, risk management and elements of our driver training program. The primary purposes of this new department are to further our efforts to create the safest possible work environment for our driver employees, provide the safest possible service to our customers and the motoring public, to reduce insurance and claims related costs and to foster a top-to-bottom culture of safety throughout our organization.

Jerry D. Orler, President of the Company, made the following statements:

Rodney’s promotion and the formation of a new executive-level department at USA Truck are intended to take our safety program to a higher level of performance.

Our management team has worked hard over the past several years to reduce our accident frequency and improve our claims management process. We have been successful at returning most key safety factors to levels near our goals, but we believe that more emphasis and resources are necessary to achieve our financial goals for insurance and claims costs. This new department provides for that emphasis and those resources by devoting an entire operating department and executive officer to safety related efforts.

We are proud of Rodney’s performance and have a great deal of confidence in his abilities to take our safety program to that next level.

This press release contains forward-looking statements and information that are based on our current beliefs and expectations and assumptions we have made based upon information currently available. Forward-looking statements include statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources, and may be identified by words such as “could,” “should,” “may,” “believe,” “expect,” “intend,” “plan,” “schedule,” “estimate,” “project” and similar expressions. These statements are based on current expectations and are subject to uncertainty and change. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will be realized. If one or more of the risks or uncertainties underlying such expectations materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. Additional risks associated with our operations are discussed in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2005, and our subsequent quarterly reports on Form 10-Q.

All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.

References to the “Company,” “we,” “us,” “our” and words of similar import refer to USA Truck, Inc. and its subsidiary.

USA Truck is a medium haul, dry van truckload carrier transporting general commodities throughout the continental United States and into and out of portions of Canada. We transport general commodities into Mexico by allowing through-trailer service on our trailers through our facility in the gateway city of Laredo, Texas. We also provide third party logistics and freight brokerage services for a diverse customer base.

This press release and related information will be available to interested parties at our web site, http://www.usa-truck.com under the “Financial Data” tab of the “Investor Relations” page.

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Contact: CLIFF BECKHAM, Chief Financial Officer - (479) 471-2633